As filed with the Securities and Exchange Commission on September 3, 2020
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Viemed Healthcare, Inc.
(Exact name of registrant as specified in its charter)
British Columbia, Canada (State or other jurisdiction of incorporation or organization)	N/A (I.R.S. Employer Identification No.)
625 E. Kaliste Saloom Rd.
Lafayette, Louisiana 70508
(337) 504-3802
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Trae Fitzgerald
Chief Financial Officer
Viemed Healthcare, Inc.
625 E. Kaliste Saloom Rd.
Lafayette, Louisiana 70508
(337) 504-3802
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
E. James Cowen
Adam K. Nalley
Porter Hedges LLP
1000 Main, 36th Floor
Houston, Texas 77002
Telephone: (713) 226-6000
Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Aggregate Offering Price per Unit	Proposed Maximum Offering Price	Amount of Registration Fee
Common Shares, no par value
Warrants
Subscription Receipts
Units
Total			$100,000,000(2)	$12,980(3)
(1)
The securities registered consist of $100,000,000 of an indeterminate number or amount of Common Shares, Warrants, Subscription Receipts and Units, as may be issued from time to time at indeterminate prices. In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this registration statement exceed $100,000,000 or the equivalent thereof in foreign currencies, foreign currency units or composite currencies. This registration statement also covers an indeterminate amount of securities registered hereunder and listed in the “Calculation of Registration Fee” table above as may be issued in exchange for, or upon conversion or exercise of, as the case may be, the securities registered hereunder and listed in the “Calculation of Registration Fee” table above.

(2)	The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act of 1933.
(3)	Calculated in accordance with Rule 457(o) of the Securities Act of 1933.
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the SEC acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED SEPTEMBER 3, 2020
PROSPECTUS

VIEMED HEALTHCARE, INC.
$100,000,000
Common Shares
Warrants
Subscription Receipts
Units

We may offer from time to time common shares, warrants, subscription receipts and units.
The aggregate initial offering price of the securities that we offer will not exceed $100,000,000. We will offer the securities in amounts, at prices and on terms to be determined at the time of the offering.
Our common shares are quoted on the Nasdaq Capital Market (the “Nasdaq”) under the symbol “VMD” and on the Toronto Stock Exchange (the “TSX”) under the symbol “VMD.” On September 1, 2020, the last reported sale price of our common shares on the Nasdaq was $10.875 per share and on the TSX was CDN$14.23 per share.
We will provide the specific terms of the offering in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement.

Investing in our securities involves significant risks that are described in the “Risk Factors” section beginning on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is   , 2020.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $100 million. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering and the offered securities. This prospectus, together with applicable prospectus supplements, any information incorporated by reference, and any related free writing prospectuses we file with the SEC, includes all material information relating to these offerings and securities. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus, including without limitation, a discussion of any risk factors or other special considerations that apply to these offerings or securities or the specific plan of distribution. If there is any inconsistency between the information in this prospectus and a prospectus supplement or information incorporated by reference having a later date, you should rely on the information in that prospectus supplement or incorporated information having a later date. We urge you to read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Documents By Reference” and the additional information described under the heading “Where You Can Find More Information,” before buying any of the securities being offered.
You should rely only on the information we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with different information from that contained in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. The distribution or possession of this prospectus in or from certain jurisdictions may be restricted by law. This prospectus is not an offer to sell the securities we may offer and is not soliciting an offer to buy such securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale.
Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since that date.
ii

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus and any prospectus supplement. We have filed and plan to continue to file other documents with the SEC that contain information about us and our business. Also, we will file legal documents that control the terms of the securities offered by this prospectus as exhibits to the reports that we file with the SEC. The registration statement and other reports can be read at the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”
Owning securities may subject you to tax consequences both in Canada and the United States. This prospectus or any applicable prospectus supplement may not describe these tax consequences fully. You should read the tax discussion in any prospectus supplement with respect to a particular offering and consult your own tax advisor with respect to your own particular circumstance.
References in this prospectus to “$” are to United States dollars. Canadian dollars are indicated by the symbol “CDN$”.
iii

VIEMED HEALTHCARE, INC.
As used in this prospectus, the terms “we,” “us,” “our,” “Viemed” and the “Company” mean Viemed Healthcare, Inc., and its wholly-owned subsidiaries unless the context indicates otherwise.
We were incorporated on December 14, 2016 pursuant to the Business Corporations Act (British Columbia) (the “BCBCA”). As of June 30, 2020, we determined that we no longer qualify as a “foreign private issuer,” as defined in Rule 3b-4 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), for the purposes of the informational requirements of the Exchange Act. As a result, effective January 1, 2021, we will become subject to the proxy solicitation rules under Section 14 of the Exchange Act and Regulation FD, and our officers, directors and principal shareholders will become subject to the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. We will continue to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K with the SEC.
We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, and as such, we have elected to comply with certain reduced U.S. public company reporting requirements.
We provide an array of home medical equipment, services and supplies, specializing in post-acute respiratory care services in the United States. Our primary objective is to focus on the organic growth of the business and thereby solidify our position as one of the United States’ largest providers of in home therapy for patients suffering from respiratory diseases. Our respiratory care programs are designed specifically for payors to have the ability to treat patients in the home for less total cost and with a superior quality of care. Our services include respiratory disease management (through the rental of various durable medical equipment devices), in-home sleep testing and sleep apnea treatment, oxygen therapy, and the sale of associated supplies.
We derive the majority of our revenue through the rental of non-invasive and invasive ventilators which represented 46.5% and 86.4% of our revenue for the three months ended June 30, 2020 and 2019, respectively, and 58.1% and 87.9% for the six months ended June 30, 2020 and 2019, respectively. We combine the benefits of home ventilation support with licensed Respiratory Therapists (“RTs”) to drive improved patient outcomes and reduce costly hospital readmissions.
We expect to use an organic growth model whereby expansion is accomplished through existing service areas as well as in new regions through a cost efficient launch that reduces location expenses. Our licensed RTs currently serve patients in over 35 states. We expect to continue to employ more RTs in order to assure our high service model is accomplished in the home. As of June 30, 2020, we employed more than 249 licensed RTs, representing more than 52% of our company-wide employee count. By focusing overhead costs on personnel that service the patient rather than physical location costs, we anticipate efficiently scaling our business in regions that are currently not being effectively serviced.
The continued trend of servicing patients in the home rather than in hospitals is aligned with our business objective and we anticipate that this trend will continue to offer growth opportunities for us. We expect to continue to be a solution to the rising health costs in the United States by offering more cost effective, home based solutions while increasing the quality of life for patients fighting serious respiratory diseases.
Our principal executive offices are located at 625 E. Kaliste Saloom Rd., Lafayette, Louisiana 70508. Our telephone number is (337) 504-3802. Our website is located at www.viemed.com. Information on our website does not constitute part of this prospectus and should not be relied upon in connection with making any decision with respect to an investment in our securities. We are required to file annual, quarterly and current reports and other information with the SEC. Our filings with the SEC are available to the public from commercial document retrieval services and at the SEC’s website at www.sec.gov.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this prospectus and in the documents we incorporate by reference herein may constitute forward-looking statements” or “forward-looking information” within the meaning of applicable U.S. and Canadian securities laws (we collectively refer to these items as “forward-looking statements”). Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “may,” “will,” “would,” “could,” “should,” “seeks,” “scheduled to,” or other similar words, or the negative of these words or other variations of these words or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to applicable U.S. and Canadian securities laws with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements included in this prospectus and the documents we incorporate by reference herein. Please read “Risk Factors” beginning on page 4 of this prospectus. The risk factors and other factors noted throughout this prospectus and in the documents incorporated by reference could cause our actual results to differ materially from those contained in any forward-looking statement.
The forward-looking statements contained in this prospectus and in the documents we incorporate herein by reference are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management’s assumptions about future events may prove to be inaccurate. All readers are cautioned that the forward-looking statements contained in this prospectus and in the documents we incorporate herein by reference are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or that the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors described under the heading “Risk Factors” in this prospectus and elsewhere in the documents we incorporate herein by reference. All forward-looking statements speak only as of the date they are made. We do not intend to update or revise any forward-looking statements as a result of new information, future events or otherwise. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus forms a part of a registration statement on Form S-3 we filed with the SEC. This prospectus does not contain all of the information found in the registration statement. For further information regarding us and our securities, you may desire to review the full registration statement, including its exhibits and schedules, filed under the Securities Act of 1933, as amended (the “Securities Act”), as well as our annual, quarterly and other reports and other information we file with the SEC. The SEC maintains a website on the Internet at www.sec.gov that contains reports, proxy and information statements, and other information regarding companies that file electronically with the SEC. We maintain a website on the Internet at www.viemed.com. Our registration statement, of which this prospectus constitutes a part, can be downloaded from the SEC’s website or from our website at www.viemed.com/investor-relations. Information on the SEC website, our website or any other website is not incorporated by reference in this prospectus and does not constitute part of this prospectus.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The rules of the SEC allow us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to that information. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede that information. We incorporate by reference the documents listed below:
•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 4, 2020 (as amended on April 28, 2020) (File No. 001-38973);
•
Our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2020, filed with the SEC on May 5, 2020, and for the quarterly period ended June 30, 2020, filed with the SEC on August 4, 2020 (File No. 001-38973);

•
Our Current Reports on Form 8-K or Form 8-K/A, filed with the SEC on March 3, 2020, May 6, 2020, May 19, 2020 and June 11, 2020 (File No. 001-38973) (excluding any information furnished pursuant to Item 2.02 or Item 7.01, or any corresponding information furnished under Item 9.01, of any such Current Report on Form 8-K); and

•
The description of our common shares contained in our registration statement on Form 10, filed with the SEC on July 10, 2019, as amended by Amendment No. 1 to Form 10, filed with the SEC on August 1, 2019 (File No. 001-38973), including any amendment or report filed for purposes of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01, or any corresponding information furnished under Item 9.01, on any Current Report on Form 8-K) after the date of the initial registration statement and prior to the effectiveness of the registration statement and after the date of this prospectus and prior to the termination of each offering under this prospectus shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents.
Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
This prospectus incorporates documents by reference that are not delivered with this prospectus. Copies of these documents, other than the exhibits to the documents (unless such exhibits are specifically incorporated by reference in such documents), are available upon written or oral request, at no charge, from us. Requests for such copies should be directed to the Company at 625 E. Kaliste Saloom Rd., Lafayette, Louisiana 70508, Attention: Corporate Secretary, telephone number: (337) 504-3802.

RISK FACTORS
An investment in our securities involves a high degree of risk. You should carefully consider the risk factors and all of the other information included in, or incorporated by reference into, this prospectus, including those risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2019, our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2020 and June 30, 2020 and our subsequent SEC filings, and consult with your professional advisors to assess any investment in the securities. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our securities could decline and you could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement. Additional risks and uncertainties of which we are currently unaware or that are unknown or that we currently consider to be immaterial could have a material adverse effect on our business, financial condition and results of operations. We cannot assure an investor that we will successfully address any or all of these risks.
Risks Related to the Securities
We cannot guarantee returns on our securities.
There is no guarantee that the securities will earn any positive return in the short term or long term. A holding of securities is speculative and involves a high degree of risk and should be undertaken only by holders whose financial resources are sufficient to enable them to assume such risks and who have no need for immediate liquidity in their investment. A holding of securities is appropriate only for holders who have the capacity to absorb a loss of some or all of their investment.
We will have broad discretion as to the use of proceeds from the sale of our securities.
We will have broad discretion with respect to the application of net proceeds received by us from the sale of securities under this prospectus or a future prospectus supplement and may spend such proceeds in ways that do not improve our results of operations or enhance the value of the common shares or our other securities issued and outstanding from time to time. Any failure by us to apply these funds effectively could result in financial losses that could have a material adverse effect on our business or cause the price of our issued and outstanding securities from time to time to decline.
Our common shares may have a volatile market price.
The market price of the common shares may be volatile and subject to wide fluctuations in response to numerous factors, many of which are beyond our control. This volatility may affect the ability of holders of common shares to sell their securities at an advantageous price. Market price fluctuations in the common shares may be due to our operating results failing to meet expectations of securities analysts or investors in any period, downward revision in securities analysts’ estimates, adverse changes in general market conditions or economic trends, acquisitions, dispositions or other material public announcements by us or our competitors, along with a variety of additional factors. These broad market fluctuations may adversely affect the market price of the common shares.
Financial markets historically at times have experienced significant price and volume fluctuations that have particularly affected the market prices of equity securities of companies and that have often been unrelated to the operating performance, underlying asset values or prospects of such companies. Accordingly, the market price of the common shares may decline even if our operating results, underlying asset values or prospects have not changed. Additionally, these factors, as well as other related factors, may cause decreases in asset values that are deemed to be other than temporary, which may result in impairment losses. There can be no assurance that continuing fluctuations in price and volume will not occur. If such increased levels of volatility and market turmoil continue, our operations could be adversely impacted and the trading price of the common shares may be materially adversely affected.
There can be no assurance as to the liquidity of the trading market for certain securities or that a trading market for certain securities will develop.
Our shareholders may be unable to sell significant quantities of common shares into the public trading markets without a significant reduction in the price of their common shares, or at all. There can be no assurance that there will be sufficient liquidity of the common shares on the trading market, and that we will continue to meet the listing requirements of one or more of NASDAQ or the TSX or achieve listing on any other public exchange.

There is currently no market through which the securities, other than the common shares, may be sold and, unless otherwise specified in the applicable prospectus supplement, none of the warrants, subscription receipts or units will be listed on any securities or stock exchange or any automated dealer quotation system. As a consequence, purchasers may not be able to resell the warrants, subscription receipts or units purchased under this prospectus and the applicable prospectus supplement. This may affect the pricing of the securities, other than the common shares, in the secondary market, the transparency and availability of trading prices, the liquidity of these securities and the extent of issuer regulation. There can be no assurance that an active trading market for the securities, other than the common shares, will develop or, if developed, that any such market, including for the common shares, will be sustained.

USE OF PROCEEDS
The net proceeds to us from any offering of securities and the proposed use of those proceeds will be set forth in the applicable prospectus supplement relating to that offering of securities. Among other potential uses, we may use the net proceeds from the sale of securities for general corporate purposes, including capital expenditures, repayment or refinancing of indebtedness, acquisitions and repurchases and redemptions of securities.
Our management will retain broad discretion in allocating the net proceeds of any offering of securities by us under this prospectus and our actual use of the net proceeds will vary depending on the availability and suitability of investment opportunities and our operating and capital needs from time to time. All expenses relating to an offering of securities and any compensation paid to underwriting dealers or agents as the case may be, will be paid out of the proceeds from the sale of securities, unless otherwise stated in the applicable prospectus supplement. See “Risk Factors - We will have broad discretion as to the use of proceeds from the sale of our securities”.

DESCRIPTION OF CAPITAL STOCK
Share Capital
Authorized Share Capital
We are organized under the laws of the Province of British Columbia, Canada. The core charter documents for British Columbia companies are the “Articles” and the “Notice of Articles”. Pursuant to the Notice of Articles and the Articles, our authorized capital consists of an unlimited number of common shares, no par value.
Issued Share Capital
As of July 21, 2020, there were 39,084,532 common shares issued and outstanding.
Description of Common Shares
All of the common shares are of the same class and, once issued, rank equally as to dividends, voting powers and participation in assets and in all other respects, on liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs after the Company has paid out its liabilities. The issued common shares will not be subject to call or assessment by the Company nor are there any pre-emptive, conversion, exchange, sinking fund, redemption or retraction rights attaching to the common shares.
All registered holders of the common shares are entitled to receive notice of any general or special meeting to be convened by the Company. At any general or special meeting, subject to the restrictions on joint registered owners of the common shares, each holder of the common shares is entitled to one vote per share for each common share of which it is the registered owner and may exercise such votes either in person or by proxy. Otherwise, on a show of hands every shareholder who is present in person and entitled to vote will have one vote, and on a poll every shareholder will have one vote for each common share of which it is the registered owner.
Under the BCBCA, the affirmative vote of two-thirds of the votes cast is required for shareholder approval of an amalgamation (other than certain short form amalgamations), for any sale, lease or exchange of all, or substantially all, of our assets, if not in the ordinary course of our business, and certain other fundamental changes including an amendment to the Articles. Other shareholder action is generally decided by a majority of the votes cast at a meeting of shareholders.
There is no limitation imposed by Canadian law or by our Articles or other charter documents on the right of a non-resident to hold or vote common shares, other than as provided by the Investment Canada Act (Canada) (the “ICA”), which requires notification and, in certain cases, advance review and approval by the Government of Canada of the acquisition by a non-Canadian of control of a Canadian business.
Issue of Shares
Our Board of Directors (the “Board”) may, subject to the BCBCA, applicable securities laws and the Articles, issue, allot, sell or otherwise dispose of the unissued shares, and issued shares held by the Company, at the times, to the persons, including directors, in the manner, on the terms and conditions and for the issue prices that the Board, in its absolute discretion, subject to the BCBCA, may determine.
Repurchase by the Company of its Shares
Subject to applicable securities laws, including compliance with the “issuer bid” rules, and the special rights or restrictions attached to any class or series of shares and any applicable criteria set forth in the BCBCA, the Company may, if authorized to do so by the Board, purchase or otherwise acquire any of its shares.
Corporate Governance
Meetings of Shareholders: Procedures, Admission and Voting Rights
General meetings of shareholders may be held at any place within or outside British Columbia, Canada, as determined by the Board and designated in the notice of meeting or waiver of notice thereof. The Company must hold an annual general meeting at least once in each calendar year and not more than 15 months after the last annual general meeting. In addition, pursuant to the TSX Company Manual, the Company must hold its annual general meeting within six months of its fiscal year end.

Notice of a meeting of shareholders must be sent to each shareholder of record entitled to vote at a meeting of shareholders not less than 21 days prior to the date of the meeting or such other minimum day period as required by the applicable securities laws. This notice period applies to all general and extraordinary meetings, including a meeting in which a special resolution, exception or special separate resolution may be passed.
If a meeting of shareholders is to consider special business as specified in the Articles, the notice of meeting must state the general nature of the special business and, if the special business includes considering, approving, ratifying, adopting or authorizing any document or the signing of or giving of effect to any document, (i) have attached to it a copy of the document, or (ii) state that a copy of the document will be made available for inspection by the shareholders in the manner specified in the Articles.
Extraordinary general meetings of shareholders may be held as frequently as they are called by the Board. In addition, under the BCBCA shareholders holding in the aggregate at least 1/20 of our outstanding shares may requisition the Board to call a general meeting of shareholders to deal with matters that may be dealt with at a general meeting, including election of directors. If the Board does not call the meeting within the timeframes specified in the BCBCA, a subset of the requisitioning shareholders holding in the aggregate at least 1/40 of our outstanding shares can call the meeting and we must reimburse the costs unless the shareholders resolve otherwise by ordinary resolution.
The only persons entitled to be present at a meeting of the shareholders shall be those entitled to vote at that meeting, the directors, our president (if any), our secretary and assistant secretary (if any), our lawyers and auditors and others who, although not entitled to vote, are entitled or required under the BCBCA or the Articles to be present at the meeting. Every shareholder entitled to vote may appoint a proxyholder to attend the meeting in the manner and to the extent authorized and with the authority conferred by the proxy. Any other person may be admitted only on the invitation of directors or the chair of the meeting. All meetings of shareholders shall be presided over by the chair of the Board or, if the chair of the Board is absent or unwilling to preside, the president of the Company, or if there is no president or the president is absent or unwilling to preside, such other persons determined as set out in the Articles.
Advance Notice Provisions
The Company’s Articles provide for advance notice of nominations of directors which require that advance notice be provided to the Company in circumstances where nominations of persons for election to the Board are made by shareholders of the Company other than pursuant to: (i) a requisition of a meeting of shareholders made pursuant to the provisions of the BCBCA; or (ii) a shareholder proposal made pursuant to the provisions of the BCBCA. A copy of the Articles are included as an exhibit to this Registration Statement.
Majority Voting Policy
As of May 23, 2018, the Board adopted a majority voting policy that requires, in an “uncontested” election of directors, that shareholders be able to vote for, or withhold from voting, separately for each director nominee. If, with respect to any particular nominee, the number of votes withheld from voting by shareholders exceeds the number of votes for the nominee by shareholders, then although the director nominee will have been successfully elected to the Board pursuant to applicable corporate laws, he or she will then be required to offer to tender his or her resignation to the Chair of the Corporate Governance and Nominating Committee (the “CG&N Committee”) promptly following the meeting of shareholders at which the director was so elected. The CG&N Committee will consider such offer and make a recommendation to the Board on whether to accept it or not. The Board will promptly accept the resignation unless it determines, in consultation with the CG&N Committee, that there are exceptional circumstances that should delay the acceptance of the resignation or justify rejecting it. The Board will make its decision and announce it in a press release within 90 days following the applicable meeting of shareholders. A director who tenders his or her resignation pursuant to the majority voting policy will not participate in any meeting of the Board or the CG&N Committee at which the resignation is considered.
Certain Takeover Bid Requirements
Unless such offer constitutes an exempt transaction, an offer made by a person (an “offeror”) to acquire outstanding shares of a Canadian entity that, when aggregated with the offeror’s holdings (and those of persons or companies acting jointly with the offeror), would constitute 20% or more of the outstanding shares, would be subject to the take-over provisions of Canadian securities laws. The foregoing is a limited and general summary of certain aspects of applicable securities law in the provinces and territories of Canada, all in effect as of the date hereof.

In addition to those take-over bid requirements noted above, the acquisition of shares may trigger the application of additional statutory regimes including amongst others, the ICA and the Competition Act (Canada).
This summary is not a comprehensive description of relevant or applicable considerations regarding such requirements and, accordingly, is not intended to be, and should not be interpreted as, legal advice to any prospective purchaser and no representation with respect to such requirements to any prospective purchaser is made. Prospective investors should consult their own Canadian legal advisors with respect to any questions regarding securities law in the provinces and territories of Canada.
Actions Requiring a Special Majority
Under the BCBCA, unless otherwise stated in the Articles, certain corporate actions require the approval of a special majority of shareholders, meaning holders of shares representing 66 2/3% of those votes cast in respect of a shareholder vote addressing such matter. Those items requiring the approval of a special majority generally relate to fundamental changes with respect to our business, and include amongst others, resolutions: (i) removing a director prior to the expiry of his or her term; (ii) altering certain sections of the Articles, (iii) approving an amalgamation; (iv) approving a plan of arrangement; and (v) providing for a sale of all or substantially all of our assets.
Listing; Transfer Agent and Registrar
Our common shares trade in Canada on the TSX under the trading symbol “VMD” and, as of August 9, 2019, trade in the United States on the Nasdaq under the trading symbol “VMD”.
Computershare Investor Services Inc. is the transfer agent and registrar for our common shares.
Other Canadian Laws Affecting U.S. Shareholders
There are no limitations specific to the rights of non-residents of Canada to hold or vote our common shares under the federal laws of Canada, the BCBCA, or in our Articles or Notice of Articles, other than those imposed by the ICA as discussed below.
Non-Canadian investors who acquire a controlling interest in us may be subject to the ICA, which governs the basis on which non-Canadians may invest in Canadian businesses. Under the ICA, the acquisition of a majority of the voting interests of an entity (or of a majority of the undivided ownership interests in the voting common shares of an entity that is a corporation) is deemed to be an acquisition of control of that entity. The acquisition of less than a majority but one-third or more of the voting common shares of a corporation (or of an equivalent undivided ownership interest in the voting common shares of the corporation) is presumed to be acquisition of control of that corporation unless it can be established that, on the acquisition, the corporation is not controlled in fact by the acquirer through the ownership of the voting common shares. The acquisition of less than one-third of the voting common shares of a corporation (or of an equivalent undivided ownership interest in the voting common shares of the corporation) is deemed not to be acquisition of control of that corporation.
Tax Matters Applicable to Ownership of Our Common Shares
Holders Resident in the United States
The following portion of this summary is applicable to a holder of our common shares who, for the purposes of the Income Tax Act (Canada) (the “Tax Act”) and the Canada-United States Tax Convention (1980), as amended (the “Treaty”), at all relevant times, is not resident or deemed to be resident in Canada, is a resident of the United States for the purposes of the Treaty and qualifies for the full benefits thereunder, and who does not use or hold (and is not deemed to use or hold) the Company’s common shares in connection with a business carried on in Canada (a “U.S. Resident Holder”). This part of the summary is not applicable to a U.S. Resident Holder that is an insurer that carries on an insurance business in Canada.
Taxation of Dividends
Dividends paid or credited or deemed to be paid or credited by the Company to a non-resident of Canada will generally be subject to Canadian withholding tax at the rate of 25%, subject to any applicable reduction in the rate of such withholding under an income tax treaty between Canada and the country where the holder is resident.

Under the Treaty, the withholding tax rate in respect of a dividend paid to a U.S. Resident Holder that beneficially owns such dividends is generally reduced to 15%, unless the U.S. Resident Holder is a C Corporation shareholder which owns at least 10% of the voting shares of the Company at that time, in which case the withholding tax rate is reduced to 5%.
Disposition of Common Shares
A U.S. Resident Holder will not be subject to tax under the Tax Act in respect of any capital gain realized on the disposition of our common shares, provided that the common shares are not “taxable Canadian property” for purposes of the Tax Act. Provided that the common shares are listed on a designated stock exchange (which includes the TSX) at a particular time, the common shares generally will not constitute taxable Canadian property to a U.S. Resident Holder at that time unless, at any time during the 60 month period immediately preceding that time: (i) 25% or more of the issued shares of any class or series of the Company’s capital stock were owned by any combination of (a) the U.S. Resident Holder, (b) persons with whom the U.S. Resident Holder did not deal at arm’s length, and (c) partnerships in which the U.S. Resident Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships; and (ii) more than 50% of the value of the common shares was derived, directly or indirectly, from one or any combination of (a) real or immoveable property situated in Canada, (b) Canadian resource properties, (c) timber resource properties, and (d) options in respect of, or an interest in, any such property (whether or not the property exists), all for purposes of the Tax Act. A U.S. Resident Holder’s common shares can also be deemed to be taxable Canadian property in certain circumstances set out in the Tax Act.

DESCRIPTION OF WARRANTS
The following is a brief summary of certain general terms and provisions of the warrants that may be offered pursuant to this prospectus. This summary does not purport to be complete. The particular terms and provisions of the warrants which may be offered pursuant to this prospectus will be set forth in the applicable prospectus supplement pertaining to such offering of warrants, and the extent to which the general terms and provisions described below may apply to such warrants will be described in the applicable prospectus supplement.
We may issue warrants to purchase common shares or units that are registered pursuant to the registration statement to which this prospectus relates. We may issue warrants independently or together with other securities that are registered pursuant to the registration statement to which this prospectus relates. Warrants sold with other securities may be attached to or separate from the other securities. Each series of warrants may be issued under a separate warrant indenture or warrant agency agreement to be entered into between us and one or more banks or trust companies acting as warrant agent or may be issued as stand-alone contracts. The applicable prospectus supplement will include details of the warrant agreements, if any, governing the warrants being offered. The warrant agent, if any, will be expected to act solely as our agent and will not assume a relationship of agency with any holders of warrant certificates or beneficial owners of warrants. A copy of any warrant indenture or any warrant agency agreement relating to an offering of warrants will be filed by us with the relevant securities regulatory authorities in Canada after it has been entered into by us.
Each applicable prospectus supplement will set forth the terms and other information with respect to the warrants being offered thereby, which may include, without limitation, the following (where applicable):
General
If warrants are offered, the prospectus supplement relating to a series of warrants will include the specific terms of the warrants, including:
•	the offering price;
•	the title of the warrants;
•	the aggregate number of warrants offered;
•	the dates or periods during which the warrants can be exercised, including any “early termination” provisions;
•	whether the warrants will be issued in individual certificates to holders or in the form of global securities held by a depositary on behalf of holders;
•	the designation and terms of any securities with which the warrants are issued;
•	the designation, number and terms of the other securities purchasable upon exercise of the warrants, and procedures that will result in the adjustment of those numbers;
•	if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;
•	the exercise price of the warrants;
•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;
•	any minimum or maximum amount of warrants that may be exercised at any one time;
•	whether such warrants will be listed on any securities exchange;
•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants;
•	any material tax consequences of owning the warrants or their exercise;
•	any antidilution provisions of the warrants;
•	any redemption or call provisions applicable to the warrants; and
•	any other terms and conditions of the warrants.

Transfers and Exchanges
A holder will be able to exchange warrant certificates for new warrant certificates of different denominations, or to transfer warrants, at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to exercise, holders of warrants will have none of the rights of holders of the underlying securities.
Exercise
Holders will be able to exercise warrants up to 5:00 P.M. New York City time on the date set forth in the prospectus supplement as the expiration date.
After this time, unless we have extended the expiration date, the unexercised warrants will be void.
Subject to any restrictions and additional requirements that may be set forth in a prospectus supplement, holders of warrants may exercise them by delivering to the warrant agent at its corporate trust office the following:
•	warrant certificates properly completed; and
•	payment of the exercise price.
As soon as practicable after the delivery, we will issue and deliver to the indicated holder the securities purchasable upon exercise. If a holder does not exercise all the warrants represented by a particular certificate, we will also issue a new certificate for the remaining number of warrants.
No Rights of Security Holder Prior to Exercise
Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon the exercise of the warrants, and will not be entitled to the right to vote or to receive dividend payments or similar distributions on the securities purchasable upon exercise
Enforceability of Rights by Holders of Warrants
Each warrant agent will act solely as our agent under the relevant warrant agreement and will not assume any obligation or relationship of agency or trust for any warrantholder. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility if we default in performing our obligations under the relevant warrant agreement or warrant, including any duty or responsibility to initiate any legal proceedings or to make any demand upon us.
Title
We and the warrant agents and any of our respective agents may treat the registered holder of any warrant certificate as the absolute owner of the warrants evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the warrants so requested, despite any notice to the contrary.

DESCRIPTION OF SUBSCRIPTION RECEIPTS
The following is a brief summary of certain general terms and provisions of the subscription receipts that may be offered pursuant to this prospectus. This summary does not purport to be complete. The particular terms and provisions of the subscription receipts which may be offered pursuant to this prospectus will be set forth in the applicable prospectus supplement pertaining to such offering of subscription receipts, and the extent to which the general terms and provisions described below may apply to such subscription receipts will be described in the applicable prospectus Supplement. Subscription receipts may be offered separately or together with other securities, as the case may be.
We may issue subscription receipts to purchase common shares or other securities described in this prospectus or any combination thereof. These subscription receipts may be issued independently or together with any other security offered by us and may or may not be transferable by the securityholder receiving the subscription receipts in such offering. The subscription receipts may be issued under a subscription receipt agreement. The applicable prospectus supplement will include details of the subscription receipt agreement, if any, governing the subscription receipts being offered. We will file a copy of the subscription receipt agreement, if any, relating to an offering of subscription receipts with the relevant securities regulatory authorities in Canada after it has been entered into by us.
In connection with any offering of subscription receipts, we may enter into a standby arrangement with one or more underwriters or other investors pursuant to which the underwriters or other investors may be required to purchase any securities remaining unsubscribed for after such offering.
To the extent appropriate, the applicable prospectus supplement will describe the specific terms of the subscription receipts to purchase shares of our securities offered thereby, including the following:
•	the date of determining the securityholders entitled to the subscription receipts distribution;
•	the price, if any, for the subscription receipts;
•	the terms, conditions and procedures for the conversion of the subscription receipts into other securities;
•	the exercise price payable for the securities upon the exercise of the subscription right;
•	the designation, number and terms of the other securities that may be issued upon conversion of each subscription receipt;
•
the designation, number and terms of any other securities with which the subscription receipts will be offered, if any, and the number of subscription receipts that will be offered with each security;

•	the number of subscription receipts;
•	the amount of common shares or other securities that may be purchased per each subscription receipt;
•	whether the subscription receipts will be issued in individual certificates to holders or in the form of global securities held by a depositary on behalf of holders;
•	terms applicable to the gross or net proceeds from the sale of the subscription receipts plus any interest earned thereon;
•	any provisions for adjustment of the amount of securities receivable upon exercise of the subscription receipts or of the exercise price of the subscription receipts;
•	the extent to which the subscription receipts are transferable;
•	the date on which the right to exercise the subscription receipts shall commence, and the date on which the subscription receipts shall expire;
•	the extent to which the subscription receipts may include an over-subscription privilege with respect to unsubscribed securities;
•	the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription receipts;
•	any applicable federal income tax considerations; and
•	any other material terms of the subscription receipts, including the terms, procedures and limitations relating to the transferability, exchange and exercise of the subscription receipts.

DESCRIPTION OF UNITS
The following is a brief summary of certain general terms and provisions of the units that may be offered pursuant to this prospectus. This summary does not purport to be complete. The particular terms and provisions of the units which may be offered pursuant to this prospectus will be set forth in the applicable prospectus supplement pertaining to such offering of units, and the extent to which the general terms and provisions described below may apply to such units will be described in the applicable prospectus supplement. Units may be offered separately or together with other securities, as the case may be.
As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common shares, warrants, subscription receipts or any combination of such securities. The applicable prospectus supplement will describe (where applicable):
•	the number of units;
•	the price at which the units will be offered;
•	the securities comprising the units, including whether and under what circumstances the securities comprising the units may be separately traded;
•	whether the units will be issued with any other securities and, if so, the amount and terms of these securities;
•	terms applicable to the gross or net proceeds from the sale of the units plus any interest earned thereon;
•	the date on and after which the securities comprising the units will be separately transferable;
•	whether the securities comprising the units will be listed on any securities exchange;
•	whether the units or securities comprising the units are to be issued in individual certificates to holders or in the form of global securities held by a depositary on behalf of holders;
•	the terms and conditions applicable to the units, including a description of the terms of any applicable unit agreement governing the units;
•	a description of the provisions for the payment, settlement, transfer or exchange of the units;
•	certain material Canadian tax consequences of owning the units; and
•	any other material terms and conditions of the units.

FORMS OF SECURITIES
We may issue the common shares, warrants, subscription receipts and units of any series in the form of one or more fully registered global securities that will be deposited with a depositary or with a nominee for a depositary and registered in the name of the depositary or its nominee. In that case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of outstanding registered securities of the series to be represented by such global securities. Unless and until the depositary exchanges a global security in whole for securities in definitive registered form, the global security may not be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any of its nominees to a successor of the depositary or a nominee of such successor.
The specific terms of the depositary arrangement with respect to any portion of a series of securities to be represented by a global security will be described in the prospectus supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.
Ownership of beneficial interests in a global security will be limited to persons that have accounts with the depositary for such global security known as “participants” or persons that may hold interests through such participants.
Upon the issuance of a global security, the depositary for such global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities represented by the global security beneficially owned by the participants. The accounts to be credited shall be designated by any dealers, underwriters or agents participating in the distribution of such securities.
Ownership of beneficial interests in such global security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for such global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in global securities.
So long as the depositary for a global security, or its nominee, is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable warrant agreement or unit agreement. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of such securities in definitive form and will not be considered the owners or holders thereof under the applicable warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for the global security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the applicable warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable warrant agreement or unit agreement, the depositary for such global security would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.
Any payments to holders with respect to common shares, warrants, subscription receipts or units represented by a global security registered in the name of a depositary or its nominee will be made to such depositary or its nominee, as the case may be, as the registered owner of such global security. None of us, the warrant agents, the subscription receipt agent, the unit agents or any of our other agents, agent of the warrant agents, subscription receipt agents or unit agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
We expect that the depositary for any securities represented by a global security, or its nominee, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or commodities to holders in respect of such global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in such global security as shown on the records of such depositary or its nominee.

We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants.
If the depositary for any securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and we do not appoint a successor depositary registered as a clearing agency under the Exchange Act within 90 days, we will issue such securities in definitive form in exchange for such global security. In addition, we may at any time and in our sole discretion determine not to have any of the securities of a series represented by one or more global securities and, in such event, will issue securities of such series in definitive form in exchange for all of the global security or securities representing such securities. Any securities issued in definitive form in exchange for a global security will be registered in such name or names as the depositary shall instruct the relevant warrant agent, subscription receipt agent, unit agent or other relevant agent of ours. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in such global security.

PLAN OF DISTRIBUTION
We may offer and sell our securities from time to time through underwriters, dealers or agents or directly to purchasers, in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. A description of such pricing will be disclosed in the applicable prospectus supplement. We may also sell our securities upon the exercise of subscription receipts that may be distributed to security holders. We may use these methods in any combination.
We will describe the terms of each specific offering of securities in the applicable prospectus supplement, information incorporated by reference or any related free writing prospectus, including:
•	the terms of the securities to which the prospectus supplement relates, including the type of security being offered;
•	the name or names of any underwriters, dealers or agents, if any, involved in such offering of securities;
•	the purchase price of the securities and the proceeds to be received, and the portion of expenses borne, by us from the sale of such securities;
•	any agents’ commission, underwriting discounts and other items constituting underwriters’ compensation;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchange or market on which the securities may be listed.
Only underwriters we name in the prospectus supplement, information incorporated by reference or any related free writing prospectus are underwriters of the securities offered thereby.
The distribution of securities may be effected, from time to time, in one or more transactions, including:
•	block transactions (which may involve crosses) and transactions on the Nasdaq or any other organized market where the securities may be traded;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;
•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;
•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and
•	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.
By Underwriters
We may use an underwriter or underwriters in the offer or sale of our securities.
•	If we use an underwriter or underwriters, the offered securities will be acquired by the underwriters for their own account.
•
We will include the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the prospectus supplement.

•	The underwriters will use this prospectus and the prospectus supplement to sell our securities.
We may also sell securities pursuant to one or more standby agreements with one or more underwriters in connection with the call, redemption or exchange of a specified class or series of any of our outstanding securities. In a standby agreement, the underwriter or underwriters would agree either:
•
to purchase from us up to the number of common shares that would be issuable upon conversion or exchange of all the shares of the class or series of our securities at an agreed price per common share; or

•
to purchase from us up to a specified dollar amount of offered securities at an agreed price per offered security, which price may be fixed or may be established by formula or other method and which may or may not relate to market prices of our common shares or any other outstanding security.

The underwriter or underwriters would also agree, if applicable, to convert or exchange any securities of the class or series held or purchased by the underwriter or underwriters into or for our common shares or other security.
The underwriter or underwriters may assist in the solicitation of conversions or exchanges by holders of the class or series of securities.
By Dealers
We may use a dealer to sell our securities.
•	If we use a dealer, we, as principal, will sell our securities to the dealer.
•	The dealer will then resell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.
•	We will include the name of the dealer and the terms of our transactions with the dealer in the prospectus supplement.
If we offer securities in a subscription receipts offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription receipts offering for us.
By Agents
We may designate agents to solicit offers to purchase our securities.
•	We will name any agent involved in offering or selling our securities and any commissions that we will pay to the agent in the prospectus supplement.
•	Unless we indicate otherwise in the prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.
•	Our agents may be deemed to be underwriters under the Securities Act of any of our securities that they offer or sell.
By Delayed Delivery Contracts
We may authorize our agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.
•
If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

•	These delayed delivery contracts will be subject only to the conditions that we set forth in the prospectus supplement.
•	We will indicate in the prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.
Direct Sales
We may directly solicit offers to purchase our securities, and we may directly sell our securities to institutional or other investors, including our affiliates. We will describe the terms of our direct sales in the prospectus supplement. We may also sell our securities upon the exercise of rights which we may issue.
General Information
Underwriters, dealers and agents that participate in the distribution of our securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive and any profit they make on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation described in a prospectus supplement. We may indemnify agents, underwriters and dealers against certain civil liabilities, including liabilities under the Securities Act, or make contributions to payments they may be required to make relating to those liabilities. Our agents, underwriters and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us in the ordinary course of business.
Each series of securities offered by this prospectus (other than common shares) may be a new issue of securities with no established trading market. Unless otherwise specified in the applicable prospectus supplement, the warrants, subscription receipts or units will not be listed on any securities or stock exchange. Unless otherwise specified in the applicable prospectus supplement, there is no market through which the warrants, subscription receipts or units may be sold and purchasers may not be able to sell the warrants, subscription receipts or units purchased under this prospectus or any prospectus supplement. This may affect the pricing of the warrants, subscription receipts or units in the secondary market, the transparency and availability of trading prices, the liquidity of the securities, and the extent of issuer regulation. Subject to applicable laws, certain dealers may make a market in the warrants, subscription receipts or units, as applicable, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any dealer will make a market in the warrants, subscription receipts or units or as to the liquidity of the trading market, if any, for the warrants, subscription receipts or units.
Any underwriters to whom securities offered by this prospectus are sold by us for public offering and sale may make a market in the securities offered by this prospectus, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities offered by this prospectus.
Representatives of the underwriters through whom our securities are sold for public offering and sale may engage in over-allotment, stabilizing transactions, syndicate short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the offered securities so long as the stabilizing bids do not exceed a specified maximum.
Syndicate covering transactions involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative of the underwriters to reclaim a selling concession from a syndicate member when the offered securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on a national securities exchange and, if commenced, may be discontinued at any time. Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for, us and our subsidiaries in the ordinary course of business.
Fees and Commissions
In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or other offering materials; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be less than this amount.
If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.
Notwithstanding the above, the securities: (i) have not been qualified for distribution by prospectus in Canada, and (ii) may not be offered or sold in Canada during the course of their distribution except pursuant to a Canadian prospectus or in reliance on an available prospectus exemption.

LEGAL MATTERS
Unless otherwise specified in a prospectus supplement relating to any securities offered, certain Canadian legal matters in connection with the offering of securities will be passed upon on behalf of the Company by DLA Piper (Canada) LLP. In addition, certain legal matters in connection with any offering of securities will be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of the offering by such underwriters, dealers or agents, as the case may be. As of September 1, 2020, certain attorneys at DLA Piper (Canada) LLP owned 2,272 common shares of the Company.
EXPERTS
The consolidated financial statements of Viemed Healthcare, Inc. appearing in Viemed Healthcare, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2019 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.
MNP LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018, as set forth in their report which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on MNP LLP’s report, given on their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following table sets forth the various expenses, all of which will be borne by us, in connection with the sale and distribution of the securities being registered, other than the underwriting discounts and commissions. All amounts shown are estimates except for the Securities and Exchange Commission registration fee.
Securities and Exchange Commission registration fee	$12,980
Accounting fees and expenses	$ *
Legal fees and expenses	$ *
Printing and engraving expenses	$ *
Miscellaneous	$ *
Total	$ *
*
Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate to incur in connection with the offering of securities under this registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.
The Business Corporations Act (British Columbia) (the “BCBCA”) provides that:
1.
The Company may indemnify an individual who: (i) is or was a director, alternate director or officer of the Company; (ii) is or was a director, alternate director or officer of another corporation: (A) at a time when such other corporation is or was an affiliate of the Company; or (B) at the request of the Company; or (iii) at the request of the Company, is or was, or holds or held a position equivalent to that of, a director, alternate director or officer of a partnership, trust, joint venture or other unincorporated entity, and his or her heirs and personal or other legal representatives of that individual (each such person referred to herein as an “eligible party.”)

2.
Such indemnity may provide for indemnification against any judgment, penalty, fine or settlement paid in respect of a proceeding in which such individual, by reason being or having been an eligible party is or may be joined as a party, or is or may be liable for provided, (a) he or she acted honestly and in good faith with a view to the best interests of the Company; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful.

3.
If the Company declines to provide indemnification, a court may, on the application of the Company or an eligible party: (i) order the Company to indemnify an eligible party in the manner provided under (1); (ii) order the enforcement of, or any payment under, an agreement of indemnification entered into by the Company; or (iii) order the Company to pay some or all of the expenses incurred by any person in obtaining an order for indemnification under this item (3).

4.
An eligible party is entitled to indemnity from the Company in respect of all costs, charges and expenses reasonably incurred by him or her in connection with the defense of any proceeding to which he or she is made a party by reason of being an eligible party, if the person seeking indemnity, (a) was substantially successful on the merits in his or her defense of the action or proceeding; and (b) fulfills the conditions set out in clauses (2)(a) and (b) above.

5.
The Company may purchase and maintain insurance for the benefit of an eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Company or an associated corporation.

The Company’s Articles provide that the Company must indemnify, to the extent allowed under the BCBCA, each eligible party against all eligible penalties to which such person is or may be liable, and the Company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. The Articles further provides that the Company may advance expenses to an eligible party to the extent permitted under the BCBCA. The Articles also authorize the Company to obtain directors’ and officers’ liability insurance.
The Company maintains directors’ and officers’ liability insurance for its officers and directors.
Each director and officer is also a party to an indemnification agreement with the Company, pursuant to which the Company has agreed, to the fullest extent not prohibited by law and promptly upon demand, to indemnify and hold harmless such director or officer, his or her heirs and legal representatives from and against (i) all costs, charges and expenses incurred by such director or officer in respect of any claim, demand, suit, action, proceeding or investigation in which such director or officer is involved or is subject by reason of being or having been a director or officer and (ii) all liabilities, damages, costs, charges and expenses whatsoever that the director or officer may sustain or incur as a result of serving as a director or officer in respect of any act, matter, deed or thing whatsoever made, done, committed, permitted or acquiesced in by such director or officer in his or her capacity as a director or officer, whether before or after the effective date of such indemnification agreement.
Item 16. Exhibits.
Exhibit No.	Description of Exhibit
1.1	Form of Underwriting Agreement.*

2.1	Share Purchase Agreement dated as of January 11, 2017 between PHM Logistics Corporation and Viemed, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Form 10 filed on July 10, 2019). ***

2.2
Asset Purchase Agreement dated as of January 11, 2017 between Patient Home Monitoring Corp. and Viemed Healthcare Inc. (incorporated by reference to Exhibit 2.2 to the Company’s Form 10 filed on July 10, 2019).***

2.3
Arrangement Agreement dated as of January 11, 2017 between Patient Home Care Monitoring Corp. and Viemed Healthcare, Inc. (incorporated by reference to Exhibit 2.3 to the Company’s Form 10 filed on July 10, 2019).***

2.4
Arrangement Agreement Amendment dated as of October 31, 2017 between Patient Home Care Monitoring Corp. and Viemed Healthcare, Inc. (incorporated by reference to Exhibit 2.4 to the Company’s Form 10 filed on July 10, 2019).***

4.1	Form of Warrant Agreement, including form of Warrant.*

4.2	Form of Subscription Receipts Agreement and Form Subscription Receipts Certificate.*

4.3	Form of Unit Agreement.*

5.1	Opinion of DLA Piper (Canada) LLP with respect to legality of the securities, including consent.**

23.1	Consent of Ernst & Young LLP **

23.2	Consent MNP, LLP**

24.1	Power of Attorney (contained in signature pages).
*
The Company will file as an exhibit to a current report on Form 8-K (i) any underwriting agreement relating to securities offered hereby, (ii) the instruments setting forth the terms of any warrants, subscription receipts or units, (iii) any additional required opinion of counsel to the Company as to the legality of the securities offered hereby or (iv) any required opinion of counsel to the Company as to certain tax matters relative to securities offered hereby.

**	Filed herewith.
***
Schedules and similar attachments to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish supplementally a copy of any omitted schedule or similar attachment to the SEC upon request.

Item 17. Undertakings.
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i) If the registrant is relying on Rule 430B:
(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or their securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lafayette, State of Louisiana, on this 3rd day of September, 2020.
VIEMED HEALTHCARE, INC.

By:	/s/ Trae Fitzgerald
Trae Fitzgerald
Chief Financial Officer
POWER OF ATTORNEY AND SIGNATURES
We the undersigned officers and directors of Viemed Healthcare, Inc. hereby, severally constitute and appoint Casey Hoyt, W. Todd Zehnder and Trae Fitzgerald, each of them singly, our true and lawful attorneys with full power to them and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said registration statement and any subsequent registration statement for the same offering which may be filed under Rule 462(b) and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Viemed Healthcare, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the SEC, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto or to any subsequent registration statement for the same offering which may be filed under Rule 462(b).
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Casey Hoyt	Chief Executive Officer and Director (Principal Executive Officer)	September 3, 2020
Casey Hoyt

/s/ Trae Fitzgerald	Chief Financial Officer (Principal Financial Officer and Accounting Officer)	September 3, 2020
Trae Fitzgerald

/s/ W. Todd Zehnder	Chief Operating Officer and Director	September 3, 2020
W. Todd Zehnder

/s/ Randy Dobbs	Chairman of the Board of Directors	September 3, 2020
Randy Dobbs

/s/ Dr. William Frazier	Director and Chief Medical Officer	September 3, 2020
Dr. William Frazier

/s/ Bruce Greenstein	Director	September 3, 2020
Bruce Greenstein

/s/ Nitin Kaushal	Director	September 3, 2020
Nitin Kaushal

/s/ Timothy Smokoff	Director	September 3, 2020
Timothy Smokoff